EXHIBIT 10.3
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                           LOAN AND SECURITY AGREEMENT
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BORROWER'S ORGANIZATION ID NO. C 1209237
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THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") dated April 21, 2003, is made by and between SIGNATURE EYEWEAR, INC., a California corporation ("BORROWER"), whose address is 498 N. Oak Street, Inglewood, California 90302, and HOME LOAN AND INVESTMENT COMPANY, a Colorado corporation ("LENDER"), whose address is 145 North 4th Street, P.O. Box 100, Grand Junction, CO 81502.

                                    AGREEMENT

     IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE RELATED LOAN DOCUMENTS, Lender and Borrower hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall be defined as follows:

     (a) "Account" or "Accounts" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper from any Person, whether now existing or hereafter arising or acquired, whether or not it has been earned by performance.

     (b) "Account Debtor" means the Person obligated on an Account.

     (c) "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower, and includes any employee stock ownership plan of Borrower or an Affiliate. "Control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     (d) "Axwood Obligations" means Borrower's liabilities, duties and obligations arising from or related to that certain Promissory Note and Security Agreement, each dated February 4, 2003, between Borrower and Axwood Investments Limited, a British Virgin Islands company ("Axwood") wherein Borrower is obligated to pay Axwood the principal balance, without interest, of Four Hundred Thousand and No/100ths Dollars (US$400,000.00) in eleven (11) monthly installments of Thirty Thousand and No/100ths Dollars (US$30,000.00) and one (1) final balloon payment of Seventy Thousand and No/100ths Dollars (US$70,000.00) due and payable on March 28, 2004.

     (e) "Bluebird Obligations" means Borrower's liabilities, duties and obligations arising from or related to that certain revolving credit facility of even date herewith wherein Bluebird has agreed to make available to Borrower a revolving credit facility in an amount not to exceed Four Million One Hundred Fifty Thousand and No/100 Dollars (US$4,150,000) ("Credit Facility"), and Borrower's liabilities, duties and obligations arising from or related to that certain Stock

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Purchase Agreement of even date herewith wherein Bluebird has agreed to subscribe for Eight Hundred Thousand and No/100ths Dollars (US$800,000.00) of preferred stock in Borrower ("Preferred Stock") (the Credit Facility and the Preferred Stock shall be collectively referred to as the "Bluebird Obligations").

     (f) "Closing" has the meaning set forth in Section 9 below.

     (g) "Code" means the Uniform Commercial Code of Colorado except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

     (h) "Collateral" means all property securing the Obligations, as described in Sections 7 and 12.

     (i) "Debt" means, at any date, the aggregate amount of without duplication,
(i) all obligations of Borrower or any Subsidiary for borrowed money, to reimburse open letters of credit and banker's acceptances, (ii) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed and, (iv) all obligations of Persons other than Borrower or Subsidiary, guaranteed by Borrower or any Subsidiary, (vii) all obligations of Borrower and any Subsidiary, direct or indirect, for letters of credit.

     (j) "Eyewear Licenses" means the licenses held today or hereafter acquired by Borrower pursuant to which a Person licenses to Borrower the right to manufacture, market, sell and/or distribute eyeglass frames and related eyewear accessories using trademarks, tradenames and other intellectual property owned by such Person.

     (k) "GAAP" means generally accepted accounting principles, consistently applied.

     (l) "Inventory" means goods held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing, including without limitation, finished goods consisting solely of prescription eyeglass and sunglass frames, which (i) is owned by Borrower free and clear of all liens, encumbrances and rights of others, except the security interests granted to Lender, (ii) is located in the United States of America, and (iii) is not, in Lender's opinion, obsolete, unsalable, damaged, unfit for further processing or otherwise unacceptable to Lender. Inventory will be valued at the lower of cost or market in accordance with GAAP.

     (m) "Letter of Credit" has the meaning set forth in Section 4 below.

     (n) "Lien" means any mortgage, lien or security interest.

     (o) "Loan Documents" means this Agreement, the Notes, the Subordination Agreement, Warrants, Letter of Credit, and any UCC financing statements related to the Loans.

     (p) "Loans" has the meaning set forth in Section 2 below.

     (q) "Notes" has the meaning set forth in Section 3 below.

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     (r) "Obligations" means all present and future liabilities and obligations of Borrower to Lender hereunder and all other liabilities and obligations of Borrower to Lender under the Loan Documents, of every kind, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

     (s) "Permitted Lien" means:

          (i) Liens in favor of Lender;

          (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in good faith for which adequate reserves have been established;

          (iii) Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or if such payment is being contested in good faith by appropriate proceedings diligently conducted, and such Liens do not in the aggregate, materially detract from the value of the assets of Borrower or materially impair the use thereof in the operation of Borrower's or its Subsidiaries' business;

          (iv) Liens in connection with leases of real or personal property;

          (v) Purchase money security interests (which term shall include mortgages, conditional sales contracts, capitalized leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by the Borrower or any Subsidiary; provided, however, that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it;

          (vi) Such Lien arising from or related to the Axwood Obligations; and

          (vii) Liens arising from or as a result of the Bluebird Obligations, provided such Liens are subordinate to the Notes in accordance with the Subordination Agreement.

     (t) "Person" means any individual or entity.

     (u) "Subordination Agreement" has the meaning set forth in Section 5 below.

     (v) "Subsidiary" means any corporation, the majority of whose voting shares are at any time owned, directly or indirectly, by Borrower and/or by one or more Subsidiaries.

     (w) "Warrants" has the meaning set forth in Section 6 below.

     (x) "Total Assets" means as of any date the total current assets of Borrower consisting solely of cash, Inventory and Accounts, net of reserves and allowances, on such date as reflected on the balance sheet of Borrower on such date.

2. LOANS. Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, the principal amount of Three Million and No/100ths Dollars (US$3,000,000.00) (the "Loan") on the terms and conditions set forth below. In addition, Lender

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agrees to extend to Borrower a revolving line of credit in a principal amount, at no time in excess of Five Hundred Thousand and No/100ths Dollars (US$500,000.00) (the "Credit Loan") on the terms and conditions set forth below (the Loan and the Credit Loan shall be collectively referred to herein as the "Loans").

3. NOTE. The Loans shall be evidenced by Borrower's execution and delivery to Lender of: (a) a promissory note (such note, as may be amended, renewed or extended from time to time, with prior written approval of Lender (the "Note")), in substantially the form attached hereto as Exhibit A. The Note shall (i) bear interest at a rate of ten percent (10%) per annum, (ii) be due and payable in full five (5) years from the date thereof, (iii) allow prepayment at any time during the term thereof without penalty, (iv) provide for the payment of interest only on a monthly basis during the first twelve (12) months of the Loan term and the payment of principal and interest in equal payments on a monthly basis thereafter based on a ten year amortization schedule, and (v) provide for the payment of an origination fee equal to Thirty Thousand and No/100ths Dollars ($30,000.00) to Lender at Closing; and (b) a revolving line of credit promissory note (such note, as may be amended, renewed or extended from time to time, with prior written approval of Lender (the "Credit Note")), in substantially the form attached hereto as Exhibit B. The Credit Note shall (i) bear interest at a rate of one percent (1%) per month on the outstanding principal balance of the Credit Note, such interest to be payable monthly, (ii) provide that all outstanding principal and interest be due and payable in full five (5) years from the date thereof, (iii) allow prepayment at any time during the term thereof without penalty, (iv) provide for the payment of an annual fee equal to Ten Thousand and No/100ths Dollars ($10,000) to Lender at Closing and annually thereafter until all outstanding principal and interest is paid under the Notes; and (v) provide that any extension or denial of credit under the Credit Note shall be within the sole discretion of Lender. (The Note and the Credit Note shall be collectively referred to herein as the "Notes").

4. LETTER OF CREDIT. Borrower shall provide for the benefit of Lender and as security for the Loans, an irrevocable letter of credit ("Letter of Credit"), with a one (1) year maturity renewable annually so long as principal and interest remains outstanding on the Notes (provided, in the event such Letter of Credit is not renewed or replaced, in the same form as initially approved by Lender or as otherwise approved by Lender in its sole discretion, at least thirty (30) days prior to the expiration date of such Letter of Credit, Lender shall be entitled to draw upon the Letter of Credit and such event shall constitute an Event of Default hereunder), in the amount of One Million Two Hundred Fifty Thousand and No/100ths Dollars ($1,250,000.00) issued by Bank of America (Asia) Limited and confirmed by Bank of America, N.A., in form attached hereto as Exhibit C. The Letter of Credit shall be secured by a Person and assets other than Borrower and/or Borrower's Accounts and Inventory. Lender may, in its sole discretion, seek any available remedies under this Agreement or the Notes prior to exercising its rights under the Letter of Credit. Upon the reduction of the outstanding principal balance of the Notes to an amount less than One Million Two Hundred Fifty Thousand and No/100ths Dollars ($1,250,000.00), Borrower shall use its best efforts to reduce or procure the reduction of the amount of the Letter of Credit to an amount equal to but in no event less than, the outstanding principal balance of the Notes, upon thirty
(30) days prior written notice to Lender.

5. SUBORDINATION.

     (a) Any Debt to any shareholder of Borrower or any Subsidiary or Affiliate of Borrower shall be subordinated to the Notes. Further, Borrower shall request that Bluebird Finance

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Limited ("Bluebird"), a company organized under the laws of the British Virgin
Islands, execute and deliver to Lender a Subordination Agreement ("Subordination Agreement"), subordinating Bluebird's rights to receive any payments, dividends or proceeds from Borrower to the rights of Lender under the Notes and this Agreement. Such subordination shall remain effective until such time as Borrower's obligations under the Notes have been satisfied in full.

     (b) Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any Debt to any shareholder of Borrower or any Subsidiary or Affiliate of Borrower, including Bluebird or its Affiliates, other than scheduled payments of interest, principal and dividends permitted under the Subordination Agreement, which payments shall be and are hereby made subordinate to the payment of principal of, and interest on, the Notes, or (ii) permit the amendment, rescission or other modification of any of Borrower's subordinated obligations in such a manner as to affect adversely the lien priority of the Lender in any property, real or personal, pledged to secure any of the Loan Documents. Notwithstanding any provisions of this Agreement to the contrary, Lender acknowledges and agrees that the Axwood Obligations are not subordinate to the Loans, and that any payments made by Borrower pursuant to the Axwood Obligations are not restricted by the Loan Documents.

6. WARRANTS. At Closing, Borrower shall grant to Lender warrants to purchase one hundred thousand (100,000) shares of Signature Eyewear, Inc. common stock, as set forth substantially in the form attached hereto as Exhibit C (the "Warrants").

7. SIGNATURE DEPOSIT. At Closing, Borrower shall deposit with Lender, or Lender shall deposit from the Loan proceeds on Borrower's behalf, the amount of Two Hundred Fifty Thousand and No/100ths Dollars (US$250,000.00) in a debenture, as additional security for the Loans. This debenture will remain as additional Collateral until the Loans are paid in full, and Borrower may redeem the debenture at any time, without penalty or premium, after payment of all outstanding principal and interest under the Loans. Borrower shall receive the accrued standard one-year debenture rate, as announced and published by Lender, in interest for this deposit, such rate to be adjusted and payable annually by Lender to Borrower, so long as no Event of Default has occurred and is continuing under the Loan Documents. If an Event of Default occurs and remains uncured, Lender may claim and redeem the debenture for Lender's benefit pursuant to Section 14 below.

8. FEES AND EXPENSES. Lender shall be entitled to receive reimbursement from Borrower for all of Lender's out-of-pocket expenses, charges, costs and fees, including Lender's reasonable attorney's fees, incurred in connection with the Loans.

9. CLOSING DOCUMENTS. The Closing of the Loans shall occur on or before April 25, 2003, at the offices of Borrower or such other time and place as are mutually agreeable to Borrower and Lender ("Closing"). At the Closing, Lender shall receive all of the following:

     (a) The Notes duly executed by an authorized officer of Borrower;

     (b) The Subordination Agreement duly executed by an authorized officer of Bluebird;

     (c) The Letter of Credit duly executed by an authorized officer of each of Bank of America (Asia) Limited and Bank of America, N.A.;

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     (d) Evidence of purchase by Borrower of the debenture in accordance with
Section 7 above;

     (e) The Warrants duly executed by an authorized officer of Borrower;

     (f) Duly executed documents related to or arising from the Bluebird Obligations and confirmation of any funding or payments required of Bluebird at Closing under such documents;

     (g) Executed copies (and acknowledgement copies to the extent reasonably available) of financing statements (Form UCC-1) duly filed under the Code in all such jurisdictions as may be necessary or, in Lender's opinion, desirable to perfect Lender's security interests created under this Agreement, and evidence that all filings, recordings and other actions that are necessary or advisable, in Lender's opinion, to establish, preserve and perfect Lender's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected;

     (h) Evidence that the insurance required by Section 11(i) hereof is in effect;

     (i) Opinion of Borrower's counsel in form acceptable to Lender;

     (j) A complete list of outstanding claims not reflected on Borrower's balance sheet in excess of Fifty Thousand and No/100ths Dollars (US$50,000.00) made against Borrower; and

     (k) Such other documents, corporate authorizations and resolutions, instruments and items as Lender may reasonably require to evidence and protect the Loans.

10. REPRESENTATIONS AND WARRANTIES OF BORROWER. To induce Lender to enter into this Agreement and to make the Loans, Borrower represents and warrants to Lender as of the date hereof that:

     (a) ORGANIZATION, ETC. Borrower is a California corporation, duly organized, validly existing and in good standing under the laws of California;

     (b) AUTHORITY AND ENFORCEABILITY. Borrower has full corporate power to enter into and perform its obligations under this Agreement and the Notes, all amendments thereto, and all other documents contemplated hereby or executed pursuant hereto, and such Agreement, Notes and Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower pursuant to the terms and conditions thereof;

     (c) VIOLATION OF LAWS. Except as provided to Lender concurrent herewith, Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental authority which could have material adverse effect on Borrower or Borrower's business, and no provision of this Agreement, the Notes or the Loan Documents would cause Borrower to be in violation of any applicable law, any order of any court or governmental authority or any contract or agreement binding on Borrower or Borrower's personal property;

     (d) TAXES. Except as provided to Lender concurrent herewith, to the extent required by applicable law, Borrower has filed all necessary tax returns and reports and has paid all

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taxes and governmental charges thereby shown to be owing, except to the extent such failure to file or pay would not have a material adverse effect on Borrower or Borrower's business;

     (e) FINANCIAL STATEMENTS.

          (i) The financial statements for fiscal year ending October 31, 2002 provided to Lender have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

               (1) normal year end adjustments and completion of the footnotes; and

               (2) adjustments required by the Borrower's auditors to be made as follows:

                    a. increase in inventory reserves as a result of obsolescence or slow movement of inventory;

                    b. increase in the reserves for returns of goods, inventory and merchandise;

                    c. and increase in the bad debt reserve.

all such adjustments to be notified to the Lender promptly upon agreement thereof by the Corporation and its auditors.

          (ii) The financial statements dated January 31, 2003 have been prepared in good faith with due care and diligence and fairly represent its financial condition and results of operations as at the date to which they were drawn up, subject to:

               (1) normal year end adjustments; and

               (2) adjustments directly resulting from any adjustments made to the October Financial Statements in accordance with paragraph (i)(2) above.

The January 31, 2003 financial statements contain no footnotes.

          (iii) Borrower's audited consolidated financial statements most recently delivered to the Lender:

               (1) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

               (2) fairly represent its consolidated financial condition and results of operations as at the date to which they were drawn up

               (3) as of the accounting period referenced therein; and there has been no material adverse change of Borrower's financial condition from the financial condition of Borrower (as the case may be) indicated in the most recent of such financial statements, except, in each case, as disclosed to the ' contrary in those financial statements.

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     (f) COLLATERAL. Borrower owns and has possession of and has the right and power to grant a security interest in the Collateral, and the Collateral is genuine and free from liens, adverse claims, setoffs, defaults, prepayments, defenses and encumbrances except for Permitted Liens. No bills of lading, warehouse receipts or other documents or instruments of title are outstanding with respect to the Collateral or any portion of the Collateral, in favor of a Person other than Borrower. The office where Borrower keeps its records concerning all Accounts and where it keeps the bulk of its Inventory is 498 North Oak Street, Inglewood, California 90302;

     (g) ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). No "Reportable Event" (as defined in ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations)) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan;

     (h) CONSENTS. No consent, license, permit, or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or agency is required by or of Borrower in connection with the execution, delivery and performance by Borrower of this Agreement or the transactions contemplated hereby, except for securities law filings with respect to the Warrants; and

     (i) USE OF PROCEEDS. The proceeds of the Loans will be used by Borrower solely to payoff any existing obligations or debt due City National Bank, a national banking association, and any remaining proceeds shall be used solely for working capital purposes in the normal course of business.

11. AFFIRMATIVE COVENANTS. Until payment or performance in full of the Notes, Borrower shall, unless otherwise agreed upon by Lender in writing:

     (a) SATISFACTION OF OBLIGATIONS. Duly and punctually pay or cause to be paid the principal of and interest on the Notes on the dates, in the places and in the manner set forth therein, and perform and observe all other obligations hereunder and thereunder.

     (b) MAINTAIN EXISTENCE. Maintain and preserve the existence of Borrower in good standing under the laws of California and maintain its right to transact business in California and in all other states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states.

     (c) BORROWER'S TOTAL ASSETS. Maintain Borrower's Total Assets, at any time, of at least Seven Million and No/100ths Dollars ($7,000,000.00), and permit Lender, or its duly authorized agents to conduct an audit of Borrower's books and records, at Borrower's sole expense, to confirm such Total Assets of Borrower.

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     (d) BOOKS AND RECORDS. Keep and maintain full and accurate books and records with respect to its operations, cash flows, and other financial matters and permit Lender, or their duly authorized agents, to inspect such books and records at any reasonable time.

     (e) FINANCIAL STATEMENTS. Borrower will furnish to Lender on a continuing basis:

          (i) Within forty-five (45) days after the end of each month (other than the last month of a fiscal quarter), or sooner if available, a financial statement consisting of not less than a balance sheet and income statement, prepared in accordance with GAAP, which financial statement may be internally prepared;

          (ii) Within forty-five (45) days after the end of each fiscal quarter of each fiscal year: (A) a copy of the 10Q filed by Borrower with the Securities and Exchange Commission, including therein a financial statement consisting of not less than a balance sheet, income statement, and statement of cash flows, with notes thereto, prepared in accordance with GAAP and (B) supporting schedules of costs of goods sold, operating expenses and other income and expense items, and (C) Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto, which financial statement and supporting schedules may be internally prepared;

          (iii) Within one hundred twenty (120) days after the close of Borrower's fiscal year-: (A) a copy of the 10K report filed by Borrower with the Securities and Exchange Commission, including therein an annual audit report for Borrower and the Subsidiaries which includes therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by Singer, Lewak, Greenbaum & Goldstein or another certified public accountant acceptable to Lender, certified by such accountant to have been prepared in accordance with GAAP; (B) supporting schedules of costs of goods sold, operating expenses and other income and expense items; and (C) Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto; and

          (iv) Within ten (10) days of filing, a copy of the Federal income tax return of the Borrower.

With respect to the delinquent 10K's and 10Q's they will be filed and a copy will be delivered to Lender no later than June 15, 2003.

     (f) Collateral.

          (i) Borrower will maintain in accord with sound accounting practices, accurate records and books of account showing, among other things, all Inventory and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom. Borrower will not change the accounting method used to determine Borrower's Inventory cost without Lender's prior written approval, except as required by Borrower's independent auditors with prior written notice thereof provided to Lender. Borrower will permit representatives of Lender, at any reasonable time, to inspect, audit, examine and make extracts or copies from all books, records and other data relating to the Collateral, to inspect any of Borrower's properties

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and to confirm balances due on Accounts by direct inquiry to Account Debtors, and will give Lender, promptly upon request, all information regarding the business or finances of Borrower;

          (ii) Borrower will, if requested by Lender, mark its records concerning its Inventory and Accounts in a manner satisfactory to Lender to show Lender's security interest therein;

          (iii) Borrower will, if requested by Lender, provide Lender with a current physical count of its Inventory in the manner specified by Lender;

          (iv) Borrower will pay Lender, upon demand, the cost, including, but not limited to reasonable attorneys' fees and expenses expended or incurred by Lender in the collection or enforcement of any Accounts or other Collateral. If Lender itself undertakes such collection or enforcement, together with all taxes, charges and expenses of every kind or description paid or incurred by Lender under or with respect the Loans or any Collateral therefor;

          (v) Borrower will maintain the tangible Collateral in good condition and promptly notify Lender of any event causing material loss or reduction of value of Collateral and the amount of such material loss or reduction; and

          (vi) Borrower will, upon request by Lender, supply Lender with a current list of the names and addresses of all Account Debtors.

     (g) COLLATERAL REPORTS. Borrower will supply the following collateral reports, together with such additional information, reports and/or statements as Lender may reasonably request, within fifteen (15) days after the end of each month:

          (i) A listing and aging by invoice date of all accounts receivable and accounts payable (together with sales and payment terms, and detail of outstanding balances due by invoice date from all Account Debtors, including Borrower's worksheet for reserves);

          (ii) A reconciliation of such aging with the previous aging delivered to Lender; and

          (iii) A listing of all Inventory, setting out types, locations and dollar value, which dollar value is in conformity with GAAP, including a detail of obsolete Inventory reserves, in form acceptable to Lender.

     (h) TAXES AND PREMIUMS. Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments, governmental charges, and real and personal taxes including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder, prior to the date upon which penalties are attached thereto. Lender may pay, for the account of Borrower, any of the foregoing which Borrower fails to pay; any such amounts will be paid by Borrower to Lender, with interest thereon at the rate stated in the Note, upon demand.

     (i) INSURANCE. (i) Borrower will, and will cause each Subsidiary to, (1) keep its Inventory, equipment and any other tangible personal property which is Collateral insured for

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the benefit of Lender under a standard mortgagee protection clause (to whom any loss will be payable) in such amounts, by such companies and against such risks as may be satisfactory to Lender, (2) pay the cost of all such insurance, and
(3) deliver certificates evidencing such insurance to Lender (and copies of policies if requested); and Borrower hereby assigns to Lender all right to receive proceeds of such insurance, and agrees to direct any insurer to pay all proceeds directly to Lender, and authorizes Lender to endorse Borrower's name to any draft or check for such proceeds.

          (ii) In addition to the insurance required above, Borrower will, and will cause each Subsidiary to, maintain insurance of the types and in amounts customarily carried in its lines of business, including, but not limited to, fire, public liability, property damage, business interruption and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to Lender.

          (iii) If Borrower falls to provide and maintain the policies of insurance required hereunder, Lender may, but is not obligated to, procure such insurance, from any source including Lender or Lender's Affiliates, and Borrower will pay all premiums thereon promptly upon demand by Lender, together with interest thereon at the rate set forth in the Note from the date of expenditure until reimbursement by Borrower.

          (iv) Borrower shall provide Lender at least ninety (90) days written notice prior to the expiration of any insurance policy held by Borrower. Such notice shall include the terms and conditions of such policy. Within thirty (30) days after Lender's receipt of such notice, Lender shall notify Borrower: (1) that Lender shall be designated as the broker of record, with all appurtenant rights, for the existing insurance policy; (2) that Lender is unable or unwilling to procure a comparable insurance policy for Borrower, and Borrower shall independently renew or replace such insurance coverage; or (3) that Lender will procure for Borrower the policy or policies of insurance required hereunder through an insurance carrier other than the existing carrier upon the expiration of such policy or policies, provided, the new carrier's rates are no more than ten percent (10%) above the lowest bid for comparable insurance coverage (from a comparable carrier) obtained by Borrower. Borrower shall be solely responsible for the payment of any premiums, fees and costs related to obtaining or maintaining any Borrower insurance policy, in accordance with the terms and provisions of such policy.

     (j) Notice. Borrower will promptly advise Lender in writing of (i) the opening of any new, or the closing of any existing, places of business, each location at which Inventory or equipment is or will be kept, and any change of Borrower's name, trade name or other name under which it does business or of any such new or additional name, (ii) the occurrence of any Event of Default, (iii) any litigation pending or threatened where the amount or amounts in controversy exceed $50,000.00, (iv) any unpaid taxes which are more than fifteen (15) days delinquent, and (v) any other matter which might materially adversely affect Borrower's or any Subsidiary's financial condition, property or business.

     (k) Fair Labor Standards Act. Borrower will, and will cause each Subsidiary to, comply in all material respects with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act.

     (l) Further Assurances. From time to time record, register and file all such notices, statements and other documents and take such other steps, including but not limited to, the amendment of any document, as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of Lender with respect to all security from time to time furnished under this Agreement or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to Lender, and pay all fees and expenses incident to compliance with this paragraph.

12. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all the Obligations, Borrower will not, nor will it permit any Subsidiary to, do any of the following, without Lender's prior written consent:

     (a) BORROWING. Create, incur, assume or permit to exist any Debt except (i) Debt to Lender, (ii) the Bluebird Obligations, (iii) the Axwood Obligations,
(iv) Debt secured by Permitted Liens, and (iv) trade Debt in the ordinary course of Borrower's business.

     (b) SALE OF ASSETS. Sell, lease or otherwise dispose of any of Borrower's or any Subsidiary's assets, other than merchandise Inventory in the ordinary course of business.

     (c) LOAN. Make loans or advances to any Person, except credit extended to employees or to customers in the ordinary course of business.

     (d) CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligation of any Person, including Borrower, a Subsidiary or Affiliate, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) contingent liabilities in favor of Lender.

     (e) INVESTMENTS. Purchase or acquire the obligations or stock of, or any other interest in, any partnership, joint venture or corporation, except (i) direct obligations of the United States of America; or (ii) investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million and No/100ths Dollars ($50,000,000.00), unless such deposit is made with Lender.

     (f) LIENS, ETC. Permit any Liens of any kind in any of its property or assets, except for Permitted Liens.

     (g) SALE AND LEASEBACK. Enter into any sale-leaseback transaction.

     (h) MERGERS AND ACQUISITIONS. Enter into any merger or consolidation, or acquire all or substantially all the assets of any Person, except a Subsidiary may be merged into or consolidated with another Subsidiary or with Borrower.

     (i) DIVIDENDS AND PURCHASE OF STOCK. Redeem or repurchase stock or partnership interests, declare or pay any dividends, other than stock dividends, or make any distribution, whether of capital, income or otherwise, and whether of cash or other property, except that any Subsidiary may declare, pay or make distributions to Borrower or another Subsidiary, and Borrower may make any payment to Bluebird solely in accordance with the terms and provisions of the Subordination Agreement.

     (j) EVENT OF DEFAULT. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

13. SECURITY AGREEMENT.

     (a) GRANT OF SECURITY INTEREST. To secure all Obligations hereunder as well as all other Obligations to Lender under the other Loan Documents, Borrower hereby grants and transfers to Lender a continuing security interest in the following property, excluding Borrower's Eyewear Licenses but not any Inventory derived from such Eyewear Licenses, whether now owned or hereafter acquired (hereinafter referred to as the "Collateral"):

          (i) All of Borrower's Inventory;

          (ii) All of Borrower's Accounts;

          (iii) All of Borrower's general intangibles as that term is defined in the Code;

          (iv) All of Borrower's equipment, as that term is defined in the Code;

          (v) All of Borrower's interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower's business;

          (vi) All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

          (vii) All cash and noncash proceeds of the foregoing property, including without limitation proceeds of policies of fire, credit or other insurance;

          (viii) All of Borrower's books and records pertaining to any of the Collateral described in this Section.

     (b) NOTIFICATION OF ACCOUNT DEBTORS. For so long as an Event of Default has occurred and is continuing, Lender will have the right to notify any Account Debtor to make payments directly to Lender, take control of the cash and noncash proceeds of any Account, and settle any Account, which right Lender may exercise upon an Event of Default. Until Lender elects to exercise such right, Borrower is authorized on behalf of Lender to collect and enforce the Accounts. For so long as an Event of Default has occurred and is continuing, immediately upon Lender's request, Borrower will deliver to Lender for application in accordance with this Agreement and the Subordination Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of its Accounts on the banking day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower will not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but will hold them separate and apart therefrom expressly in trust for Lender. All such remittances will be accompanied by such statements and reports of collections and adjustments as Lender may specify.

14. EVENTS OF DEFAULT AND REMEDIES.

     (a) EVENTS OF DEFAULT. The occurrence of any one or more of the following events or existence of one or more of the following conditions shall constitute an Event of Default ("Event of Default") under this Agreement:

          (i) Borrower shall fail to pay, when due (taking into account the applicable cure period set forth in the Note), the principal of or accrued interest on the Notes, or any installment thereof (whether due on the date provided for therein or by acceleration or otherwise);

          (ii) Any representation or warranty made herein or in any certificate, statement or report made pursuant to this Agreement or the Loan Documents by Borrower shall prove at any time to have been incorrect in any material respect when made;

          (iii) Borrower shall fail to perform or observe any other term or condition of this Agreement and the other Loan Documents and such failure shall continue for thirty days after written notice of such failure to Borrower from Lender;

          (iv) Lender's security interest in or lien on any portion of the Collateral becomes impaired or otherwise unenforceable;

          (v) The Letter of Credit lapses, expires or is not timely renewed in accordance with Section 4 herein;

          (vi) Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt or admit in writing its inability to pay its debts as they mature, petition or apply to any tribunal for the appointment of a receiver or any trustee or similar officer for Borrower or a substantial part of the assets of Borrower, or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

          (vii) This Agreement, the Notes or the other Loan Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny that it has any or further liability or obligation hereunder or thereunder.

     (b) Remedies.

          (i) If Borrower shall fail to cure any Event of Default within ten
(10) days after its receipt of written notice thereof from Lender, the Notes, together with all accrued interest and other amounts payable thereunder, shall, at the option of Lender, become immediately due and payable without presentment, demand, protest or other notice of any kind all of which are expressly waived by Borrower. Upon an Event of Default, Lender may, without any notice if such Event of Default occurs under paragraphs (a)(v), (a)(vi) or (a)(vii) above, immediately draw upon the Letter of Credit pursuant to its terms, and claim and transfer to Lender's account the debenture proceeds, including accrued interest thereon, set forth in Section 7 above. Subject to the terms of the Subordination Agreement, Lender may proceed with every remedy available at law or equity or provided for herein or in the Notes or any document executed in connection herewith, and all expenses incurred by Lender in connection with any remedy shall be deemed indebtedness of Borrower to Lender. Lender may apply the proceeds from any Collateral or from any other source against the Loans as and in any order it sees fit.

          (ii) All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided for in this Agreement, the Notes and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and subject to the terms of the Subordination Agreement every Right may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of the Notes, shall be construed as a waiver of any Event of Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under the Notes which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of the Notes for any continuing Event of Default or, subject to the terms of the Subordination Agreement, to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

          (iii) If any holder of the Notes retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Agreement, the Notes or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with the Notes, this Agreement or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect the Notes or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

15. SALE OF COLLATERAL. Subject to the terms of the Subordination Agreement, for so long as an Event of Default has occurred and has not been cured in accordance with this Agreement or waived by Lender in writing, then Lender may exercise all the rights and remedies of a secured party under the Code, as in effect from time to time (or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law), whether or not the Code applies to the affected Collateral, including (i) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days written notice of the time and place of any sale shall constitute reasonable notification; provided that, if Lender fails to comply with this notice provision in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the Code, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable law). At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of Debt evidenced by the Loan Documents) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. Lender may sell the Collateral without giving any warranties as to the Collateral, and specifically disclaim any warranties of title, merchantability, fitness for a specific purpose or the like, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral. Borrower acknowledges that a private sale of the Collateral may result in less proceeds than a public sale, and that the Collateral may be sold at a loss to Borrower, and that, in such event, Lender shall have no liability or responsibility to Borrower for such loss.

16. POWER OF ATTORNEY. Subject to the terms of the Subordination Agreement, for so long as an Event of Default has occurred and has not been cured in accordance with this Agreement or waived by Lender in writing, Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to: (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender as provided in this Agreement; (b) demand and receive from time to time any and all property, rights, titles, interests and liens hereby assigned and transferred, or intended so to be, and to give receipts for same; (c) file any initial financing statements, amendments thereto and continuation statements with or without signature of Borrower as authorized by applicable law, as applicable to the Collateral (for purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender; Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Agreement); (d) institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby assigned or transferred, or intended so to be, and defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens; and
(e) generally do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all Obligations have been satisfied.

17. ORGANIZATIONAL IDENTIFICATION. Borrower's exact legal name is correctly set forth in the introductory paragraph of this Agreement. Borrower will not cause or permit any change to be made in its name, identity, or corporate structure, unless Borrower shall have notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of further perfecting or protecting the lien and security interest of Lender in the Collateral. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications, schematics concerning the Collateral, has for the preceding four months (or, if less, the entire period of the existence of Borrower) been and will continue to be (unless Borrower notifies Lender of any change in writing at least thirty (30) days prior to the date of such change) the address of Borrower set forth in this Agreement. Borrower's organization identification number, if any, assigned by the state of its incorporation or organization is correctly set forth on the first page of this Agreement. Borrower shall promptly notify Lender (i) of any change of its organizational identification number, or (ii) if Borrower does not now have an organizational identification number and later obtains one, of such organizational identification number.

18. NOTICES. Any notice required to be given to any party pursuant to any provision of this Agreement shall be in writing and sufficient if delivered personally or sent by telecopier, or nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand, and, if mailed by registered or certified mail, shall be deemed received two days after having been deposited in a receptacle for United States mail postage prepaid, addressed as follows:

                    (a) If to Borrower:

                        Signature Eyewear
                        498 N. Oak Street
                        Inglewood, California 90302
                        Attention: Michael Prince


                    (b) If to Lender:

                        Home Loan and Investment Company
                        145 North 4th Street
                        P.O. Box 100
                        Grand Junction, CO  81502
                        Attention: Craig Springer

Any party may change its address for the giving of notice hereunder by notice so given.

19. MISCELLANEOUS.

     (a) COMPLETE AGREEMENT/AMENDMENTS. This Agreement, together with other Loan Documents, constitutes the entire agreement of the parties and supersedes any prior or contemporaneous oral or written agreements or understandings, if any, which are merged into this Agreement. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument designated as an amendment, supplement or waiver duly executed by both Borrower and Lender.

     (b) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which when combined shall be deemed an original.

     (c) HEADINGS. The Section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

     (d) SEVERABILITY. If any provision in this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provisions be in any way affected or impaired in any other jurisdiction.

     (e) GOVERNING LAW. This Agreement, the Notes and the other Loan Documents described therein, shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to conflicts of law principles) and the laws of the United States applicable to transactions within such state.

     (f) VENUE. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MESA STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN RECEIVED.

     (g) JURY TRIAL WAIVER. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     (h) TIME OF THE ESSENCE. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement and the Notes.

     (i) LIMITATION ON INTEREST. In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Agreement, the Notes or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the outstanding principal balance of the Loan or Credit Loan (whether or not due and payable), and not to the payment of interest, or shall be refunded to Borrower if either the Loan or Credit Loan has been paid in full. Borrower nor any shareholder of Borrower or any endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

     (j) NO THIRD PARTY BENEFIT. This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

     (k) SURVIVAL. All representations, warranties and covenants made hereunder shall survive and continue for so long as the Loan or Credit Loan remains outstanding.

     (l) ASSIGNMENTS. The provisions of this Agreement are hereby made applicable to and will inure to the benefit of Lender's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower my not assign or transfer its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign this Agreement and its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose any documents and information which Lender now or hereafter may have relating to Borrower or Borrower's business, provided that each Person to whom such disclosure is made agrees in writing, for the benefit of the Borrower and enforceable directly by Borrower, to comply with the covenants of Lender under
Section 19(n) of this Agreement.

     (m) INDEMNIFICATION. Borrower will, at all times, defend and indemnify and hold Lender harmless from and against any and all claims, suits, actions or proceeding of any kind or nature whatsoever arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against Lender arising from or connected with the transactions contemplated by this Agreement, the Loan Documents or any of the rights and properties assigned to Lender hereunder; and/or (c) any suit or proceeding that Lender may deem necessary or advisable to institute, in the name of Lender, Borrower or both, against any other Person, for any reason whatsoever to protect the rights of Lender hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by Lender, all of which will be charged to and paid by Borrower and will be secured by the Collateral. Any obligation or liability of Borrower to Lender under this paragraph will survive the repayment of the Loans and the payment or performance of all other Obligations.

     (n) CONFIDENTIALITY. Lender agrees, on behalf of itself and all of its employees, directors, shareholders, agents and representatives, to make reasonable efforts to maintain in confidence, and to not disclose to any Person or to use except for purposes of the transactions contemplated hereby, all financial or other information regarding Borrower and its Subsidiaries, and their business, which has been or is hereafter disclosed to Lender or its representatives in connection with this Agreement or any related document and the transactions contemplated hereby, except to the extent (i) such information is disclosed with Borrower's consent, (ii) such information is or hereafter becomes public knowledge (other than by action of the disclosing party in breach of this Agreement) or becomes lawfully obtainable from other sources, including a third party who is not known to be under an obligation of confidentiality to the party disclosing such information or to whom information was released without restriction; or (iii) Lender or its representative is compelled to disclose such information publicly by judicial or administrative process and then only to the extent of such required public disclosure (and Lender shall promptly notify Borrower of any such judicial or administrative process).







                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first set forth above.

                                              LENDER:

                                              HOME LOAN AND INVESTMENT COMPANY,


                                              By: /s/ Ronald J. Richardson
                                                  ----------------------------
                                              Name: Ronald J. Richardson
                                              Title: President





                                              BORROWER:

                                              SIGNATURE EYEWEAR, INC.,
                                              a California corporation


                                              By: /s/ Michael Prince
                                                  ----------------------------
                                              Name: Michael Prince
                                              Title: Chief Financial Officer

                                    EXHIBIT A

                                      NOTE

                                    EXHIBIT B

                                   CREDIT NOTE

                                    EXHIBIT C

                                    WARRANTS

                                 PROMISSORY NOTE
                                 ---------------
                           (Revolving Line of Credit)

US$500,000.00                                                     April 21, 2003

FOR VALUE RECEIVED, SIGNATURE EYEWEAR, INC., a California corporation ("Borrower," whether one or more) hereby promises to pay to the order of HOME LOAN AND INVESTMENT COMPANY, a Colorado corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 145 North 4th Street, P.O. Box 100, Grand Junction, CO 81502, the principal sum of Five Hundred Thousand and No/100ths DOLLARS ($500,000.00), or so much thereof as may from time to time be outstanding, together with interest on the principal balance outstanding from time to time as hereinafter provided.

     1. ADVANCES. So long as Borrower is not in default under the terms of this Note, Borrower may request advances, repay and reborrow, from time to time, under this Note during the term of this Note, upon prior written notice to
Lender: provided, however, at no time shall the outstanding principal balance under this Note exceed Five Hundred Thousand and No/100ths Dollars (US$500,000.00). Notwithstanding any provisions of this Note to the contrary or the stated aggregate principal sum of this Note, Lender in its sole discretion may, at any time, refuse to make any advance, additional advance or reborrowing advance under this Note, and Borrower shall have no right or entitlement to any advance, additional advance or reborrowing advance. If, at any time, the outstanding principal balance hereunder exceeds Five Hundred Thousand and No/100ths Dollars (US$500,000.00), Borrower shall pay such excess amount to Lender within five (5) business days after notice from Lender.

     2. PAYMENT SCHEDULE AND MATURITY DATE. The entire principal balance of this Note then unpaid shall be due and payable in full on April 21, 2008 (the "Maturity Date"), the final maturity of this Note. Accrued unpaid interest only on the outstanding principal balance due under this Note, from time to time, shall be due and payable on the first (1st) day of each month, until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.

     3. SECURITY; LOAN DOCUMENTS. The security for this Note includes: a Loan and Security Agreement of even date herewith between Lender and Borrower; a Subordination Agreement of even date herewith between Bluebird Finance Limited ("Bluebird"), a company organized under the laws of the British Virgin Islands, Lender and Borrower ("Subordination Agreement"); a Letter of Credit issued by Bank of America (Asia) Limited and confirmed by Bank of America, N.A., with a one (1) year maturity renewable annually so long as principal and interest remains outstanding on the Notes (provided, in the event such Letter of Credit is not renewed or replaced, in the same form as originally provided to Lender unless otherwise approved by Lender in its sole discretion, at least thirty (30) days prior to the expiration date of such Letter of Credit, Lender shall be entitled to draw upon the Letter of Credit and such event shall constitute an Event of Default hereunder), in the amount of One Million Two Hundred Fifty Thousand and No/100ths Dollars (US$1,250,000.00) ("Letter of Credit"); a debenture deposited by Borrower with Lender in the amount of Two Hundred Fifty Thousand and No/100ths Dollars (US$250,000.00) ("Debenture"); and related UCC Financing Statements ("Financing Statements") covering certain assets, inventory and other personal property of Borrower, further described in the Loan Agreement (the "Property"). This Note, Loan Agreement, Subordination Agreement, Letter of Credit, Debenture and Financing Statements now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), are herein sometimes called individually a "Loan Document" and together the "Loan Documents."

     4. INTEREST RATE. The Principal Debt (defined below) shall bear interest at the rate of one percent (1%) per month.


          (a) COMPUTATIONS AND DETERMINATIONS. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

          (b) DEFAULT RATE. Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum equal to fourteen percent (14%).

     5 ADDITIONAL DEFINED TERMS. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

     "Indebtedness" means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

     "Laws" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     "Note" means this promissory note.

     "Potential Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default (as defined in Section 8).

     "Principal Debt" means the aggregate unpaid principal balance of this Note at the time in question.

     "Rights" means rights, remedies, powers and privileges.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

     "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

     6. PREPAYMENT. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without penalty.

     7. LATE CHARGES. If Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default (hereinafter defined) hereunder, whether authorized herein or by law.

     8. CERTAIN PROVISIONS REGARDING PAYMENTS. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal due, and any other sums due and unpaid to Lender under the Loan Documents. Acceptance by the Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

     9. DEFAULTS.

          (a) It shall be a default ("Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, in accordance with the terms and conditions of the Loan Agreement, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Loan Agreement or any other Loan Document, which is not cured pursuant to the terms and provisions therein. Subject to the terms of the Subordination Agreement, upon the occurrence of a Default, Lender shall have any and all rights and remedies set forth in the Loan Agreement, including without limitation the right (A) to declare in accordance with the Loan Agreement the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (upon such declaration, the same shall be at once due and payable), (B) to foreclose any liens and security interests securing payment thereof and (C) to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

          (b) All of the Rights of Lender provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised, subject to the terms of the Subordination Agreement, at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this

Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or, subject to the terms of the Subordination Agreement, to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

          (c) If any holder of this Note retains an attorney in connection with any Default or at maturity of this Note or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

     10. COMMERCIAL PURPOSE. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

     11. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     12. RESERVATIONS OF RIGHTS. Nothing in this Note shall be deemed to (a) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (b) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (c) limit the right of Lender, subject to the Subordination Agreement (i) to exercise self help remedies such as (but not limited to) setoff, or (ii) to foreclose against any real or personal property collateral, or (iii) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

     13. HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign this Note, the Loan Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein.

     14. GENERAL PROVISIONS. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Subject to the terms of the Subordination Agreement, Borrower, its successors, assigns and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Colorado, and venue in the city or county in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the Lender and, if other than Lender, the party against whom enforcement of the amendment is sought. Subject to Section 19(n) of the Loan Agreement, Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY COLORADO LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     15. NOTICES. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with Section 18 of the Loan Agreement.

     16. NO USURY. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                            BORROWER:
The address of Borrower is:
                                            SIGNATURE EYEWEAR, INC.
498 N. Oak Street                           a California corporation
Inglewood, California 90302


                                            By /s/ Michael Prince
                                               ---------------------------------
                                            Name: Michael Prince
                                            Title: Chief Financial Officer

                                 PROMISSORY NOTE
                                 ---------------

US$3,000,000.00                                                   April 21, 2003

FOR VALUE RECEIVED, SIGNATURE EYEWEAR, INC., a California corporation ("Borrower," whether one or more) hereby promises to pay to the order of HOME LOAN AND INVESTMENT COMPANY, a Colorado corporation (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 145 North 4th Street, P.O. Box 100, Grand Junction, CO 81502, the principal sum of Three Million and No/100ths DOLLARS ($3,000,000.00), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

     1. PAYMENT SCHEDULE AND MATURITY DATE. The entire principal balance of this Note then unpaid shall be due and payable in full on April 21, 2008 (the "Maturity Date"), the final maturity of this Note. Accrued unpaid interest only shall be due and payable on May 1, 2003, and on the first (1st) day of each succeeding month thereafter for a period of twelve (12) months. Thereafter accrued unpaid interest and outstanding principal shall be due and payable on the first (1st) day of each succeeding month, based upon a ten (10) year amortization schedule, until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.

     2. SECURITY; LOAN DOCUMENTS. The security for this Note includes: a Loan and Security Agreement of even date herewith between Lender and Borrower; a Subordination Agreement of even date herewith between Bluebird Finance Limited ("Bluebird"), a company organized under the laws of the British Virgin Islands, Lender and Borrower ("Subordination Agreement"); a Letter of Credit issued by Bank of America (Asia) Limited and confirmed by Bank of America, N.A., with a one (1) year maturity renewable annually so long as principal and interest remains outstanding on the Note (provided, in the event such Letter of Credit is not renewed or replaced, in the same form as originally provided to Lender unless otherwise approved by Lender in its sole discretion, at least thirty (30) days prior to the expiration date of such Letter of Credit, Lender shall be entitled to draw upon the Letter of Credit and such event shall constitute an Event of Default hereunder), in the amount of One Million Two Hundred Fifty Thousand and No/100ths Dollars (US$1,250,000.00) ("Letter of Credit"); a debenture deposited by Borrower with Lender in the amount of Two Hundred Fifty Thousand and No/100ths Dollars (US$250,000.00) ("Debenture"); and related UCC Financing Statements ("Financing Statements") covering certain assets, inventory and other personal property of Borrower, further described in the Loan Agreement (the "Property"). This Note, Loan Agreement, Subordination Agreement, Letter of Credit, Debenture and Financing Statements now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), are herein sometimes called individually a "Loan Document" and together the "Loan Documents."

     3. INTEREST RATE. The Principal Debt (defined below) shall bear interest at the rate of ten percent (10%) per annum.

          (a) COMPUTATIONS AND DETERMINATIONS. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

          (b) DEFAULT RATE. Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum equal to fourteen percent (14%).

     4 ADDITIONAL DEFINED TERMS. In addition to other terms defined herein, as used herein the following terms shall have the meanings indicated, unless the context otherwise requires:

     "INDEBTEDNESS" means any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

     "LAWS" means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     "NOTE" means this promissory note.

     "POTENTIAL DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default (as defined in Section 8).

     "PRINCIPAL DEBT" means the aggregate unpaid principal balance of this Note at the time in question.

     "RIGHTS" means rights, remedies, powers and privileges.

     "TAXES" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

     5. PREPAYMENT. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without penalty.

     6. LATE CHARGES. If Borrower shall fail to make any payment under the terms of this Note within ten (10) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The "late charge" is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any fees and charges of any agents or attorneys which Lender may employ upon the occurrence of a Default (hereinafter defined) hereunder, whether authorized herein or by law.

     7. CERTAIN PROVISIONS REGARDING PAYMENTS. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents. All permitted prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Lender under the Loan Documents. Acceptance by the Lender of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

     8. DEFAULTS.

          (a) It shall be a default ("Default") under this Note and each of the other Loan Documents if (i) any principal, interest or other amount of money due under this Note is not paid in full when due, in accordance with the terms and conditions of the Loan Agreement, regardless of how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Loan Agreement or any other Loan Document, which is not cured pursuant to the terms and provisions therein. Subject to the terms of the Subordination Agreement, upon the occurrence of a Default, Lender shall have any and all rights and remedies set forth in the Loan Agreement, including without limitation the right (A) to declare in accordance with the Loan Agreement the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (upon such declaration, the same shall be at once due and payable), (B) to foreclose any liens and security interests securing payment thereof and (C) to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

          (b) All of the Rights of Lender provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised, subject to the terms of the Subordination Agreement, at any time and from time to time. No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or, subject to the terms of the Subordination Agreement, to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

          (c) If any holder of this Note retains an attorney in connection with any Default or at maturity of this Note or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys' fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

     9. COMMERCIAL PURPOSE. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

     10. WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     11. RESERVATIONS OF RIGHTS. Nothing in this Note shall be deemed to (a) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (b) be a waiver by Lender of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (c) limit the right of Lender, subject to the Subordination Agreement (i) to exercise self help remedies such as (but not limited to) setoff, or (ii) to foreclose against any real or personal property collateral, or (iii) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

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

     12. HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan. As further provided in the Loan Agreement, Lender may, at any time, sell, transfer, or assign this Note, the Loan Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein.

     13. GENERAL PROVISIONS. Time is of the essence with respect to Borrower's obligations under this Note. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Subject to the terms of the Subordination Agreement, Borrower, its successors, assigns and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Colorado, and venue in the city or county in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the Lender and, if other than Lender, the party against whom enforcement of the amendment is sought. Subject to Section 19(n) of the Loan Agreement, Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including, without limitation, any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY COLORADO LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     14. NOTICES. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with Section 18 of the Loan Agreement.

     15. NO USURY. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     IN WITNESS WHEREOF, Borrower has executed this Note or has caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                             BORROWER:
The address of Borrower is:
                                             SIGNATURE EYEWEAR, INC.
498 N. Oak Street                            a California corporation
Inglewood, California 90302


                                             By: /s/ Michael Prince
                                                 ------------------------------
                                             Name: Michael Prince
                                             Title: Chief Financial Officer


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